Exhibit 99.3

Amendment No. 2

to

HEADS OF TERMS

Dated as of June 30, 2022

This Amendment No. 1 to Heads of Terms (this “Amendment”) is entered into as of the date set forth above by and between Ostendo Technologies, Inc., (“Purchaser”), Sysorex, Inc. (the “Company”) and its wholly owned subsidiary TTM Digital Assets & Technologies, Inc. (“Seller,” and together with the Company, the “Seller Parties”). The Purchaser, the Company and Seller may be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein shall have the meaning given in the Head of Terms.

WHEREAS the Parties are the parties to the Heads of Terms dated March 24, 2022, as amended on June 10, 2022 (as so amended, the “Heads of Terms”) and now desire to amend the Heads of Terms as set forth herein;

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	The date “June 30, 2022” in the section of the Heads of Terms entitled “Closing” is hereby amended to be “July 31, 2022.”

2.	The term “Expiration Date” in the section of the Heads of Term entitled “Exclusivity” is hereby amended to be the earlier of July 31, 2022 or the date on which Purchaser notifies the Company in writing that it is terminating negotiations regarding the transactions (and Purchase agrees to give such notification promptly upon making a determination to terminate negotiations).

3.	Other than as amended herein, the Heads of Terms shall remain in full force and effect.

4.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be a single legal instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other such transmission method (with counterpart) so delivered and deemed to have been duly and validly delivered by the Parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above.

Sysorex, Inc.

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	Chief Executive Officer

TTM Digital Assets & Technologies, Inc.

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg
Title:	President

Ostendo Technologies, Inc.

By:	/s/ Hussein El-Ghoroury
Name:	Hussein El-Ghoroury
Title:	Chief Executive Officer